EXHIBIT 99

The Spiegel Group Names New Chief Information Officer

DOWNERS GROVE, Ill. - August 14, 2003 - The Spiegel Group today announced that Richard Mozack has been named vice president and chief information officer of the company, effective immediately. Reporting to Alexander Birken, senior vice president and chief administrative officer of The Spiegel Group, Mozack leads all of the information systems application development, technical services and network services for The Spiegel Group. Mozack replaces David Kardesh who resigned to accept a position at another company.
  "We are delighted to have someone with Rich's capabilities to step into the position of chief information officer and make an immediate and meaningful contribution," said Alexander Birken. "He has the broad skill set necessary to effectively lead our information services team," Birken said.
  Mozack, 39, joined the company in 1994 as a project manager of mainframe system software. Since that time, he has served in a number of information services positions through which he has demonstrated his outstanding skills as he has assumed new areas of responsibility. He has served as manager of technical services, director of information processing services, divisional vice president of operations and technical services, and vice president of operations and technical services. Prior to being named chief information officer, he served as vice president of application development.
  Prior to joining The Spiegel Group, Mozack held a variety of hardware development and marketing positions at IBM, including development engineer, systems engineer, account systems engineer and advisory marketing specialist. He earned a bachelor of science degree in electrical engineering and graduated with honors from the University of Illinois in Champaign-Urbana, Ill.
  The Spiegel Group is a leading international specialty retailer marketing fashionable apparel and home furnishings to customers through catalogs, specialty retail and outlet stores, and e-commerce sites, including eddiebauer.com, newport-news.com and spiegel.com. The Spiegel Group's businesses include Eddie Bauer, Newport News and Spiegel Catalog. Investor relations information is available on The Spiegel Group Web site at http://www.thespiegelgroup.com.

Forward Looking Statements
  This press release contains statements that are forward-looking within the meaning of applicable federal securities laws and are based upon the company's current expectations and assumptions. You should not place undue reliance on those statements because they speak only as of the date of this release. Forward-looking statements include information concerning the company's possible or assumed future financial condition or results of operations. These statements often include words such as "expect," "plan," "believe," "anticipate," "intend," "estimate," or similar expressions. As you read and consider this release, you should understand that these statements are not guarantees of financial condition, performance or results. They involve risks, uncertainties and assumptions. Although the company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual financial results and actual results could differ materially from the forward-looking statements. These factors include, but are not limited to, uncertainty regarding the company's ability to continue as a going concern; uncertainty regarding the company's ability to operate pursuant to the terms of the debtor-in-possession (DIP) financing facility; uncertainty regarding the company's ability to develop and consummate one or more plans of reorganization; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 case to a Chapter 7 case; the effect on the company's net sales and cash flow of its decision to stop accepting private-label credit cards at its merchant companies; the effects on the company of the Pay-Out Events experienced by all of the company's securitization agreements that are backed by the company's credit card receivables; the ultimate effect on the company of the pending investigation by the SEC; the uncertainty relating to the sale or liquidation of the bankcard segment; the ability of the company to maintain trade credit and contracts that are important to its operations; the financial strength and performance of the retail and direct marketing industry; changes in consumer spending patterns; risks associated with collections on the company's credit card portfolio; the success of merchandising, advertising, marketing and promotional campaigns; and various other factors beyond the company's control.
  All future written and oral forward-looking statements made by the company or persons acting on the company's behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for the company's ongoing obligations to disclose material information as required by the federal securities laws, the company does not have any obligation or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

CONTACT:  Allison Scherer
          (630) 769-2590
          Allison_Scherer@spgl.com